EXHIBIT 10.24

1998 REMEDYTEMP, INC.

AMENDED AND RESTATED DEFERRED COMPENSATION AND

STOCK OWNERSHIP PLAN

FOR OUTSIDE DIRECTORS

(Amended and Restated Effective As of October 1, 2003)

TABLE OF CONTENTS

1998 REMEDYTEMP, INC.

AMDENDED AND RESTATED DEFERRED COMPENSATION AND STOCK

OWNERSHIP PLAN

FOR OUTSIDE DIRECTORS

(Amended and Restated Effective As of October 1, 2003)

1998 REMEDYTEMP, INC.

AMDENDED AND RESTATED DEFERRED COMPENSATION AND

STOCK OWNERSHIP PLAN

FOR OUTSIDE DIRECTORS

(Amended and Restated Effective As of October 1, 2003)

Article 1. Establishment and Purpose.

1.1 Establishment. RemedyTemp, Inc., a California corporation (the “Company”), established, effective as of March 16, 1998 (the “Effective Date”), this director pay and deferred compensation plan, which shall be known as the 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors (the “Plan”), for present and future members of the board of directors of the Company (the “Board”) who are not employees or officers of the Company. The Plan was amended, upon shareholder approval effective February 27, 2003, to increase the aggregate number of shares of the Company’s Class A Common Stock, par value $.01 per share, that may be issued under the Plan and was amended and restated, effective as of October 1, 2003, to allow participants in the Plan the option to receive all of the Retainer Fees (as defined below) in cash or Stock on a deferral basis.

1.2 Purpose. The purposes of the Plan are (i) to provide members of the Board who are not employees or officers of the Company with the opportunity to receive all or part of their Retainer Fees (as defined below) in the form of the Company’s Class A Common Stock, par value $.01 per share (“Stock”) or in cash on a deferral basis, subject to the terms of the Plan and (ii) to advance the interests of the Company and its shareholders by increasing the Stock ownership of the Company’s non-employee directors thereby aligning their interests more closely with the interests of the Company’s other shareholders. By adopting the Plan, the Company desires to enhance its ability to attract and retain members of the Board (“Directors”) of outstanding competence.

Article 2. Administration.

2.1 Authority of the Board. The Plan shall be administered by the full Board, and to the extent permissible under Section 16 of the Securities Exchange Act of 1934, as amended, the Board may delegate ministerial duties to the Chief Human Resources Officer or any other executive or executives of the Company. The Board shall have the power to construe the Plan, to resolve all questions arising under the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and otherwise to carry out the terms of the Plan. Neither the Board nor any officer or employee thereof shall be liable for any action or determination taken or made under the Plan in good faith. Notwithstanding the foregoing, the Board shall have no authority or discretion as to the persons who will participate in the Plan, the number of shares of Stock to be issued under the Plan, the time at which such grants are made, the number of shares of Stock to be granted at any particular time, or any other matters that are specifically governed by the provisions of the Plan.

2.2 Decisions Binding. The determinations, interpretations, and other actions of the Board of or under the Plan shall be final and binding for all purposes and on all persons.

2.3 Arbitration. Any individual making a claim for benefits under this Plan may contest the Board’s decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Orange

County, California, unless otherwise agreed to by the Board. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

The arbitrator’s authority shall be limited to the affirmation or reversal of the Board’s denial of the claim or appeal, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Plan. Each party shall bear its own attorney’s fees and costs of arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

2.4 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a defendant, or in which he or she may be a party by reason of any act or omission by such Board member in his or her capacity as an administrator of the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 3. Participation in the Plan.

Directors of the Company who are not employees or officers of the Company or any subsidiary of the Company (“Eligible Directors”) may participate in the Plan. Each Eligible Director may enter into an agreement with the Company in such form as the Company shall determine consistent with the provisions of the Plan for purposes of implementing the Plan or effecting its purposes. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern. In the event an Eligible Director no longer meets the requirements for participation in the Plan, such Eligible Director shall become an inactive Eligible Director, retaining all the rights described under the Plan, until such time that the Eligible Director again becomes an active Eligible Director.

Article 4. Stock Subject to the Plan.

4.1 Number of Shares. The shares that may be issued under the Plan shall be authorized and unissued shares of the Company’s Stock. The maximum aggregate number of shares that may be issued under the Plan shall be seventy-five thousand (75,000), subject to adjustment upon changes in capitalization of the Company as provided in Article 4.2. The maximum aggregate number of shares issuable under the Plan may be increased from time to time by approval of the Board, and by the shareholders of the Company if shareholder approval is required pursuant to the applicable rules of any stock exchange, or, in the opinion of the Company’s counsel, any other law or regulation binding upon the Company.

4.2 Adjustments. If the Company shall at any time increase or decrease the number of its issued and outstanding shares of Stock (whether by reason of reorganization, merger, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the number of shares of Stock still available for issue hereunder shall be increased or decreased appropriately and proportionately.

Article 5. Deferral of Retainer Fees.

5.1 Payment of Fees. An Eligible Director may, upon his or her election in accordance with procedures established by the Company, elect to defer his or her annual cash retainer fees (annual amount and pro-rata portions thereof for partial years of directorship are set by the Board) paid to such Directors for serving as a member of the Board (“Retainer Fees”), under the Plan, subject to the terms and conditions set forth in this Article 5 (“Deferred Amounts”). All other fees received by Eligible Directors from the Company, including his or her fees normally paid to a Director on a per meeting basis for attending a meeting of the Board or a committee thereof (“Meeting Fees”) are not subject to the terms of this Plan.

5.2 Deemed Investment of Deferred Amounts.

5.2.1 Deemed Investments of Deferred Amounts. An Eligible Director who elects to defer Deferred Amounts under the Plan shall elect that such Deferred Amounts are deemed to be invested in one of the following investments: (i) Stock (“Stock Investment Fund”); (ii) [a mutual fund selected by the Board or its delegate that invests primarily in corporate stocks], (iii) [a mutual fund selected by the Board or its delegate that invests primarily in corporate bonds] (collectively, “InvestmentFunds”); provided that the Company shall not be required to actually invest any such amounts in the Investment Funds elected. The Board may change the available Investment Funds at any time in its discretion. The Eligible Director’s election among Investment Funds shall be in accordance with procedures established by the Company. Such amounts shall be deemed to be credited to the Eligible Director’s account under the Plan as of the date the Retainer Fees otherwise would have been payable to the Eligible Director in cash. To the extent deemed invested in the Stock Investment Fund, such Investment Fund shall be deemed to hold the number of shares of Stock determined by dividing the Deferred Amount allocated to the Stock Investment Fund by the Fair Market Value of the Stock on the date the amount is deemed to be credited to the Eligible Director’s account.

5.2.2 Fair Market Value. For the purposes of the Plan, the “Fair Market Value” of the Stock as of any issuance or deferral date shall be the mean between the highest and lowest sales price of the Stock on the New York Stock Exchange (or another national stock exchange or the NASDAQ National Market System, if the Stock trades thereon but not on the NYSE) as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade, provided that the closing price on such preceding date is not less than 100% of the fair market value of the Stock, as determined in good faith by the Company, on the date of issuance). If at any time the Stock is no longer traded on a national stock exchange or the NASDAQ National Market System, the Fair Market Value of the Stock as of any issuance date shall be as determined by the Company in good faith in the exercise of its reasonable discretion. The Fair Market Value of any Investment Fund that is not Stock shall be as determined by the Board in its reasonable discretion.

5.3 Rights of the Eligible Director. Except as otherwise provided under this Plan and that certain Trust Agreement (if any) of even date herewith entered into by and among the Company and the Trustees with respect to the Plan, an Eligible Director who elects the Stock Investment Fund shall, with respect to shares of Stock deemed to be held under such Investment Fund, have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of shareholders of the Company. Upon delivery, such Stock will be nonforfeitable.

Article 6. Deferral Procedures.

6.1 Deferral of Retainer Fees. If an Eligible Director elects to defer Retainer Fees under the Plan, such election shall automatically remain in effect for all periods the Eligible Director remains a Director until changed by the Eligible Director pursuant to procedures established by the Committee. All Retainer Fees deferred under the Plan shall be deemed to be invested as set forth in Article 5.2 hereof.

6.2 Payment Form of Deferred Amounts. Subject to Article 6.3, Eligible Directors shall be entitled to elect to receive distribution of all the Deferred Amounts at the end of the deferral period in a single lump distribution. Such distribution shall be in the form of Stock with respect to amounts deemed invested in the Stock Investment Fund and in the form of cash with respect to amounts deemed invested in any other Investment Fund. In lieu of a lump sum distribution, the Eligible Director may elect to receive distributions under the Plan by means of installments. All Deferred Amounts under shall be paid in the same form of distribution (i.e., lump sum or installments). If no effective election is made, the Eligible Director will be paid in a single lump distribution. For all Eligible Directors as of the Effective Date, elections to receive distributions in annual installments rather than in one lump distribution, shall be made by completing a “Deferral Election Form” within thirty (30) calendar days after the Effective Date. Otherwise, those persons becoming Eligible Directors after the Effective Date shall complete a Deferral Election Form not later than thirty (30) calendar days upon becoming as Eligible Director under the Plan.

6.2.1 One Lump Distribution. Unless otherwise elected on a Deferral Election Form, all Deferred Amounts under the Plan shall be distributed in a single transaction made to the Eligible Director in January following the year in which he or she ceases to serve as a Director for any reason (a “Distribution Date”, which shall also mean the date any installment payment is paid pursuant to Article 6.2.2).

6.2.2 Installment Distributions. Eligible Directors may elect to receive the distribution of Deferred Amounts in annual installments, with a minimum number of installments of two (2), and a maximum number of installments of ten (10) by completing a Deferral Election Form as provided in Article 6.2. The initial distribution shall be made in January following the year in which he or she ceases to serve as a Director for any reason. The remaining installment distributions shall be made in January of each year thereafter until the Eligible Director’s entire deferred account has been distributed in full. The amount of each installment distribution shall be determined on an Investment Fund-by-Investment Fund basis and with respect to each Investment Fund shall equal the balance remaining in the Eligible Director’s deferred account deemed invested in such Investment Fund immediately prior to each such payment and as credited under the Investment Fund, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

Subject to the following rules, Eligible Directors shall be permitted to change the form of elected deferral distribution pursuant to this Article 6 from a single distribution to installment distributions (“Permitted Change”), but not from installment distribution to a single distribution. A Permitted Change shall be made by filing a revised election form on an Deferral Election Form as described in Article 6.2 herein, specifying the new form of distribution provided that:

(1) An election to change the form of distribution must be made no later than December 31 at least one (1) full year prior to the distribution commencement date as described in Article 6.2 herein. If a new election is submitted after this date, the election shall be null and void, and the form of distribution shall be determined under the Eligible Director’s original election; and

(2) No further election to change a form of distribution shall be permitted with respect to Deferred Amounts already subject to a revised election submitted pursuant to this Article 6.

Notwithstanding anything to the contrary herein, the Board may elect at any time, in its sole and absolute discretion, to make distribution of the Deferred Amount to the Eligible Director in a single lump distribution, notwithstanding the Eligible Director’s election to receive such Deferred Amount in the form of installments.

6.2.3 Valuation of Investment Funds. Each Investment Fund shall be valued based on the performance of the Investment Fund beginning on the date the applicable Deferred Amounts were deemed to be credited to the Eligible Director’s account under the Plan and ending the day before the applicable Distribution Date, as determined by the Board in its reasonable discretion.

6.3 Financial Hardship. The Board shall have the authority to alter the timing or manner of payment of Deferred Amounts in the event that the Eligible Director establishes, to the satisfaction of the Board, severe financial hardship. In such event, the Board may, in its sole discretion:

(a) Authorize the cessation of deferrals by such Eligible Director under the Plan; or

(b) Provide that all, or a portion, of the shares of Deferred Amounts shall immediately be paid to the Eligible Director in a lump sum cash payment.

For purposes of this Article 6.3 “severe financial hardship” shall mean any financial hardship resulting from extraordinary and unforseeable circumstances arising as a result of one or more recent events beyond the control of the Eligible Director. In any event, payment may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Eligible Director’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan. Withdrawals of amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship, plus to pay taxes on the withdrawal. Examples of what are not considered to be severe financial hardships include the need to send an Eligible Director’s child to college or the desire to purchase a home. The Eligible Director’s account will be credited with earnings in accordance with the Plan up to the date of distribution. The severity of the financial hardship shall be judged by the Board. The Board’s decision with respect to the severity of financial hardship and the manner in which, if at all, the Eligible Director’s future deferral opportunities shall be ceased, and/or the manner in which, if at all, the payment of deferred amounts to the Eligible Director shall be altered or modified, shall be final, conclusive, and not subject to appeal.

6.4 Plan Shares. All shares of Stock issued or issuable under the Plan shall be deducted from the shares available under the Plan at the time first issued and deferred under the Stock Investment Fund, provided that shares deferred and not ultimately issued and delivered to the Eligible Director shall be returned to the pool of available shares under the Plan.

Article 7. Deferred Compensation Accounts.

7.1 Eligible Directors’ Accounts. The Company shall establish and maintain an individual bookkeeping account for the Deferred Amounts of each Eligible Director under

Article 6 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Eligible Director and as provided in Article 7.2. Each Eligible Director’s account shall be one hundred percent (100%) vested at all times.

7.2 Dividends on Stock. Any dividends paid on the deferred Stock under the Stock Investment Fund, if any, shall be paid to the Eligible Director in Stock (without interest) not later than ten (10) days after the date such dividend payment on the Stock was made.

7.3 Charges Against Accounts. There shall be charged against each Eligible Director’s deferred account any distributions made to the Eligible Director or to his or her beneficiary.

7.4 Designation of Beneficiary. Each Eligible Director shall designate a beneficiary or beneficiaries who, upon the Eligible Director’s death, will receive the Deferred Amount that otherwise would have been paid to the Eligible Director under the Plan. All designations shall be signed by the Eligible Director, and shall be in such form as prescribed by the Board. Each designation shall be effective as of the date delivered to the Chief Human Resources Officer of the Company prior to the Eligible Director’s death. In the event that all the beneficiaries named by an Eligible Director pursuant to this Article 7.4 predecease the Eligible Director, the Deferred Amount that would have been paid to the Eligible Director or the Eligible Director’s beneficiaries shall be paid to the Eligible Director’s estate. In the event an Eligible Director does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the Deferred Amount that otherwise would have been paid to the Eligible Director or the Eligible Director’s beneficiaries under the Plan shall be paid to the Eligible Director’s estate.

Article 8. Rights of Participants.

8.1 Contractual Obligation. The Plan shall create a contractual obligation on the part of the Company to make payments from the Eligible Directors’ accounts when due. Payment of account balances shall be made out of the general funds of the Company.

8.2 Unsecured Interest. No Eligible Director or party claiming an interest in deferred amounts of an Eligible Director shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. The Company shall have no duty to set aside or invest any amounts credited to Eligible Directors’ account under the Plan.

Nothing in this Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Eligible Director. Nevertheless, the Company may establish one or more trusts, with such trustee as the Board may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency. To the extent any deferred amounts and earnings thereon under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts and earnings thereon shall remain the obligation of, and shall be paid by, the Company.

8.3 No Guarantee of Principal or Earnings. Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the amounts deferred hereunder will increase or shall not decrease in value due to the deemed investment of such amounts in Investment Funds. The Investment Funds may be volatile investments and decreases in the value thereof may result in a loss of some or all of the principal amounts deferred hereunder. Thus, it is possible for the value of an Eligible Director’s account to decrease as a result of its investment in the Investment Funds, if the value of the Investment Funds decrease.

Article 9. Securities Laws.

9.1 Investment Representations. The Company may require any Eligible Director to whom an issuance of securities is made, or a deferred delivery obligation is undertaken, as a condition of receiving securities pursuant to such issuance or obligation, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the securities for his/her own account for investment and not with any present intention of selling or otherwise distributing the same in violation of applicable securities laws, and to such other effects as the Company deems necessary or appropriate to comply with Federal and applicable state securities laws.

9.2 Listing, Registration, and Qualification. Anything to the contrary herein notwithstanding, each issuance of securities shall be subject to the requirement that, if at any time the Company or its counsel shall determine that the listing, registration, or qualification of the securities subject to such issuance upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or advisable as a condition of, or in connection with, such issuance of securities, such issuance shall not occur in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to the Company. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.

9.3 Restrictions on Transfer. The securities issued under the Plan shall be restricted by the Company as to transfer unless the grants are made under a registration statement that is effective under the Securities Act of 1933, as amended, or unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under state or federal securities laws is not required with respect to such transfer.

Article 10. Withholding Taxes.

Whenever shares of Stock are to be issued under the Plan, the Company shall have the right prior to the delivery of any certificate or certificates for such shares to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements (if any) attributable to the issuance. In the absence of payment by a grantee to the Company of an amount sufficient to satisfy such withholding taxes, or an alternative arrangement with the grantee that is satisfactory to the Company, the Company may make such provisions as it deems appropriate for the withholding of any such taxes which the Company determines it is required to withhold. Whenever cash is to be paid under the Plan, the Company shall have the right to withhold an amount sufficient to satisfy federal, state and local withholding tax requirements (if any) attributable to such payments.

Article 11. Amendment and Termination of the Plan.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time-to-time in any respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to the applicable rules of any securities exchange, or, in the opinion of the Company’s counsel, any other law or regulation binding on the Company.

Article 12. Effective Date and Duration of the Plan.

The Plan shall become effective at the time that it is approved by the Board. The Plan shall terminate at 11:59 p.m. on December 31, 2008, unless sooner terminated or extended by action of the Board. Elections may be made under the Plan prior to its effectiveness, but no issuances under the Plan shall be made before its effectiveness or after its termination (except with respect to Deferred Amounts previously deferred under the Plan).

Article 13. Miscellaneous.

13.1 Notice. Unless otherwise prescribed by the Board, any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Chief Human Resources Officer of the Company. Notice to the Chief Human Resources Officer of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to an Eligible Director shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

13.2 No Shareholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any director any rights of a shareholder of the Company unless and until shares of Stock are issued to such Eligible Director upon the payment of Stock.

13.3 Granted Shares Have Same Status as Issued Shares. Any shares of Stock of the Company issued as a stock dividend, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Stock granted pursuant to the Plan shall have the same status and be subject to the same restrictions as the shares granted.

13.4 Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

13.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.7 Applicable Law. The Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of California, excluding its conflicts of laws principles.

13.8 Nontransferability. Eligible Director’s rights to deferred amounts, contributions, and earnings accrued thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, nor shall the company make any payment under the Plan to any assignee or creditor of an Eligible Director or other person based upon community or other marital rights except in accordance with the terms of the Plan.

1998 REMEDYTEMP, INC. DEFERRED COMPENSATION AND STOCK

OWNERSHIP PLAN FOR OUTSIDE DIRECTORS

DESIGNATION OF BENEFICIARY FORM

NOTE: If you are married on the date of your death and you have designated a primary beneficiary other than, or in addition to, your surviving spouse, your spouse must consent to that designation on the Spouse’s Consent Form attached hereto. If your surviving spouse does not consent to the payment of your death benefits to another primary beneficiary, under the law your spouse will automatically be paid your death benefits.

Marital Status:         ☐ Married         ☐  Single

I hereby designate the following person as my primary beneficiary for any benefit payable on my behalf after my death under the 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors. If I am married and this beneficiary is other than my legal spouse, I understand that this beneficiary designation is not valid unless my spouse consents in writing on the Spouse’s Consent Form attached hereto.

Primary Beneficiary:

Social Security Number:

Relationship to Me:

Address:

If the above-named primary beneficiary is not living as of the date of my death, I request that payment be made to the following contingent beneficiary:

Contingent Beneficiary:

Social Security Number:

Relationship to Me:

Address:

I hereby certify that the foregoing information is correct and I understand that any misstatement of fact or any subsequent change in my marital status may cause my beneficiary designation to be ineffective. I understand that I can change my designation of beneficiary at any time by filing a new form, but that the spousal consent rules described above will continue to apply to any new designation.

Date:

Participant’s Signature
Print Name:

1998 REMEDYTEMP, INC. DEFERRED COMPENSATION AND STOCK

OWNERSHIP PLAN FOR OUTSIDE DIRECTORS

SPOUSE’S CONSENT FORM

NOTE: The participant’s spouse must complete this form if the participant is married and is designating a primary beneficiary other than his/her surviving spouse.

I hereby consent to the election by my spouse to name a beneficiary other than myself for his/her benefit under the 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors.

I agree to the designation of                                                           as my spouse’s primary beneficiary and                                               as my spouse’s contingent beneficiary. I understand that the effect of such beneficiary designation is to eliminate any death benefit I would otherwise receive under the 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors in the event my spouse’s death occurs before Awards made to my spouse under the Plan are exercised. I understand further that my spouse must have my consent to designate someone other than myself as his primary beneficiary and that once I give my consent it cannot be revoked.

Date:

Spouse’s Signature
Print Name:

Witnessed by:

Notary Public

1998 REMEDYTEMP, INC. DEFERRED COMPENSATION AND STOCK

OWNERSHIP PLAN FOR OUTSIDE DIRECTORS

DEFERRAL ELECTION FORM

Name:	Social Security Number:

Deferral Election:

Pursuant to the terms of the 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors (the “Plan”), I hereby elect to defer     % (enter any whole percentage in increments of 10% from 0% to 100%; enter 0% if you do not wish to participate) of all retainer fees payable to me for service as a member of RemedyTemp’s Board of Directors.

I wish to have the amount deferred allocated to the following deemed Investment Funds in my account as follows (enter any whole percentage in increments of 10% from 0% to 100%):

RemedyTemp Stock Fund	%
Stock Mutual Fund	%
Bond Mutual Fund	%

Total	100%

Please indicate below whether you wish to receive common stock or Phantom Share Units beginning January 1, 2004:

☐ I elect to receive Avnet Common Stock.

☐ I elect to receive Phantom Share Units.

The election is to be effective January 1, 2004 and will remain in effect through December 31, 2004 and for future years until superseded by another election form. Any new elections will not be effective until the beginning of the next calendar year, provided that they are received by the November 30th preceding such calendar year. Deferral elections, once made for a calendar year, are irrevocable except in the event of Financial Hardship (as defined in the Plan).

Election for Payment of Account Balance:

All amounts payable under the RemedyTemp Stock Investment Fund will be paid in the form of RemedyTemp stock. All amounts deemed to be invested in the other Investment Funds will be credited with gains (or losses) of the underlying funds and will be distributed in the form of cash. All payments, regardless of option selected, will commence in January of the calendar year following your ceasing to be a member of the Board of Directors for any reason. An election to change the form of payout will not be effective unless received at least 1 year prior to your retirement or other termination of director status.

☐ Pay in one lump sum.

☐ Pay in              annual installments (less than 10).

By signing below, I confirm my above elections, and acknowledge receiving and reading the Plan’s Prospectus.

Signature	Date